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                                                       Exhibit 11
                    Vishay Intertechnology, Inc.

                Statement Regarding Computation of
                        Per Share Earnings

             (In thousands, except per share amounts)

PRIMARY AND FULLY DILUTED                            Year Ended December 31
 EARNINGS PER SHARE:                           1993            1992          1991
                                          --------------------------------------------
Weighted average number of common
   shares outstanding                         21,228         17,269         16,649

Effect of assumed conversion of convertible
   subordinated debentures                                    2,097
                                          --------------------------------------------
Total                                         21,228         19,366         16,649
                                          ============================================

Earnings before cumulative effect
   of accounting change                      $42,648        $30,413        $20,890

Cumulative effect of accounting
   change for income taxes                     1,427
                                          --------------------------------------------
Net Earnings                                  44,075         30,413         20,890

Add interest on convertible subordinated
   debentures, net of income tax effect                       2,721
                                          --------------------------------------------
Total                                        $44,075        $33,134        $20,890
                                          ============================================
Earnings per share:

Before cumulative effect of
   accounting change                           $2.01          $1.71          $1.25

Accounting change for income taxes             $0.07
                                          --------------------------------------------
Net earnings per share                         $2.08          $1.71          $1.25
                                          ============================================

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